    CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.
                  CONFIDENTIAL PROVISIONS HAVE BEEN OBSCURED.

                                                                     EXHIBIT 3.3




                          CONVERTIBLE SECURED DEBENTURE


I S S U E D   B Y:


                              VIVENTIA BIOTECH INC.


I S S U E D   T O:


                           ADH INVESTMENTS (1999) INC.






                                NOVEMBER 3, 2004

                                TABLE OF CONTENTS


ARTICLE 1. INTERPRETATION......................................................1

         1.1.     Definitions..................................................1

         1.2.     Interpretation...............................................8

         1.3.     Schedules....................................................8

         1.4.     Proper Law and Attornment....................................8

         1.5.     Non-Business Days............................................9

         1.6.     Application of Payments......................................9

ARTICLE 2. DEBENTURE...........................................................9

         2.1.     Indebtedness.................................................9

ARTICLE 3. INTEREST............................................................9

         3.1.     Interest.....................................................9

ARTICLE 4. CONVERSION..........................................................9

         4.1.     Optional Conversion..........................................9

ARTICLE 5. ADJUSTMENT OF CONVERSION RIGHTS....................................11

         5.1.     Definitions.................................................11

         5.2.     Adjustment in Rights........................................13

         5.3.     Adjustment in Conversion Price..............................14

         5.4.     Rules for Adjustment in Rights and Exercise Price...........16

         5.5.     Notice of Adjustment in Exercise Price and Rights...........18

         5.6.     Corporation to Reserve Shares...............................18

         5.7.     Applicable Securities Legislation...........................18

ARTICLE 6. REPRESENTATIONS, WARRANTIES AND COVENANTS..........................19

         6.1.     Corporation's Representations and Warranties................19

         6.2.     Holder Representations and Warranties.......................23

         6.3.     Holder's Acknowledgments....................................24

         6.4.     Corporation's Positive Covenants............................24

         6.5.     Corporation's Negative Covenants............................27

ARTICLE 7. EVENTS OF DEFAULT..................................................29

         7.1.     Events of Default...........................................29

         7.2.     Rights Upon Default.........................................30

         7.3.     Charges and Expenses........................................31

         7.4.     Further Assurances..........................................31

         7.5.     Performance by the Secured Party............................31

         7.6.     Dealings by the Holder......................................31

         7.7.     No Set-Off..................................................31

ARTICLE 8. SECURITY...........................................................32

         8.1.     Security....................................................32

ARTICLE 9. GENERAL PROVISIONS.................................................32

         9.1.     Notices.....................................................32

         9.2.     Amendments..................................................33

         9.3.     Time of the Essence.........................................33

         9.4.     Severability................................................34

         9.5.     Counterparts................................................34

         9.6.     Further Assurances..........................................34

         9.7.     Entire Agreement............................................34

         9.8.     Transferability.............................................34

         9.9.     Parties In Interest.........................................35

SCHEDULE A        Common Share Purchase Warrants

SCHEDULE B        Conversion Notice

SCHEDULE C        Security Interest

SCHEDULE D        Material Contracts

THIS INDENTURE AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE MARCH 4, 2005.

                          CONVERTIBLE SECURED DEBENTURE


         THIS DEBENTURE issued as of the 3rd day of November, 2004.

ISSUED BY:

                  VIVENTIA BIOTECH INC., a corporation governed by the laws of the Province of Ontario (hereinafter, the "Corporation")

ISSUED TO:

                  ADH INVESTMENTS (1999) INC., a corporation governed by the laws of the Province of Ontario (hereinafter the "Holder")

         WHEREAS the Holder has agreed to purchase and the Corporation has agreed to sell a convertible secured debenture on the terms and conditions set out herein in the principal amount of $5,562,568.49;

         NOW THEREFORE this Debenture witnesses that in consideration of $1.00 and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Corporation agrees as follows:

                                   ARTICLE 1.
                                 INTERPRETATION

1.1.     DEFINITIONS

         For the purposes of this Debenture, unless otherwise defined herein, the following terms shall have the following meanings ascribed to them:

         (a)      "BOARD" means the board of directors of the Corporation;

         (b) "BUSINESS DAY" means a day other than a Saturday, Sunday or any other day that is a statutory or civic holiday in the Province of Ontario;

         (c) "CAPITAL LEASE" means a capital lease or a lease, which should be treated as a capital lease, in each case under generally accepted accounting principles;

         (d) "CHANGE OF CONTROL EVENT" means an event or series of related events whereby the Dan Family ceases to Control the Corporation;

         (e) "COLLATERAL" has the meaning ascribed thereto in Section 1(a) of Schedule "C";

         (f) "COMMON SHARES" means the common shares in the capital of the Corporation, provided that if a change referred to in Sections
                  5.2 or 5.3 occurs in respect of or affecting the Common Shares, then thereafter "Common Shares" means the shares or other securities or property purchasable or receivable on the conversion of this Debenture as a result of any such change;

         (g) "COMMON SHARE PURCHASE WARRANTS" means the common share purchase warrants issued upon the conversion of this Debenture evidenced by a certificate in the form attached hereto as Schedule "A";

         (h) "CONTRACTS" means agreements, franchises, leases, easements, servitudes, privileges and other rights acquired from persons;

         (i) "CONTROL" has the meaning given thereto in the Business Corporations Act (Ontario) on the date hereof;

         (j) "CONVERSION DATE" means 10:00 a.m. (Toronto time) on the effective date of conversion as provided in Section 4.1;

         (k)      "CONVERSION NOTICE" has the meaning ascribed thereto in
                  Section 4.1(a);

         (l) "CONVERSION PRICE" means $1.50, subject to adjustment as provided in Article 5;

         (m)      "CURRENT MARKET PRICE" has the meaning ascribed thereto in
                  Section 5.1;

         (n) "DAN FAMILY" means Leslie Dan, Andrea Dan-Hytman and their respective associates and affiliates, as defined in the Securities Act (Ontario);

         (o) "DEBENTURE" means this interest bearing convertible secured debenture of the Corporation in the principal amount of $5,562,568.49;

         (p) "DEFAULT" means an event, which, with the giving of notice, lapse of time or otherwise would constitute an Event of Default;

         (q) "DEFICIENCY" means, at any time, the difference, if any between:

                  (i)      the aggregate of:

                           (A)      the amount of the Obligations at that time;
                                    and

                           (B) the Reasonable Expenses incurred up that time; and

                  (ii) the proceeds of disposition received by the Holder from a disposition of the Collateral in accordance with Section 3.1a(vi) of Schedule "C";

         (r) "DIVIDEND PAID IN THE ORDINARY COURSE" has the meaning ascribed thereto in Section 5.1;

         (s) "ENCUMBRANCE" means, in respect of any Person, any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, consignment, lease, hypothecation, security interest granted or permitted by such Person or arising by operation of law, in respect of any such Person's property or assets, or any consignment or Capital Lease of property by such Person as consignee or lessee or any other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, or any title defect, adverse claim or other encumbrance and "ENCUMBRANCES", "ENCUMBER" and "ENCUMBERED" shall have corresponding meanings;

         (t)      "EQUITY SHARES" has the meaning ascribed thereto in Section
                  5.1;

         (u)      "EVENT OF DEFAULT" means any of the events described in
                  Section 7.1;

         (v) "EXISTING LOCATIONS" means 147 Hamelin Street, Winnipeg, Manitoba and 10 Four Seasons Place, Suite 501, Toronto, Ontario;

         (w) "HOLDER'S COUNSEL" means the firm of Cassels Brock & Blackwell LLP or such other firm of legal counsel as the Holder may from time to time designate;

         (x) "INDEBTEDNESS" means, without duplication, with respect to any Person and calculated on a consolidated or combined basis, as applicable, (i) indebtedness for borrowed money, (ii) obligations under Capital Leases, (iii) obligations under letters of credit, guarantees, legally binding comfort letters or indemnities issued in connection therewith, whether issued for the benefit of the Corporation or a Subsidiary of the Corporation or another or others, (vi) obligations arising pursuant to bankers' acceptance facilities or indemnities issued in connection therewith, and (v) all other contingent obligations incurred for the purpose of or having the effect of providing financial assistance to another entity, including, without limitation, guarantees, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business), obligations to purchase assets regardless of the delivery or non-delivery thereof and obligations to make advances or otherwise provide financial assistance to any other entity,

         (y)      "INTEREST" has the meaning ascribed thereto in Section 3.1;

         (z) "INTEREST CONVERSION PRICE" means the ten (10) day weighted average trading price of the Corporation's Common Shares on the TSX for the ten (10) consecutive trading days preceding the giving of a Conversion Notice less the maximum discount permitted by the TSX;

         (aa)     "INTEREST RATE" has the meaning ascribed thereto in Section
                  3.1;

         (bb) "MATERIAL ADVERSE EFFECT" means, (i) a material adverse effect on the business, assets, liabilities, operations, results of operations or condition (financial or other) of the Corporation on a consolidated basis, or the ability of the Corporation to carry on its business or a significant part of its business, (ii) any impairment of the ability of the Corporation to perform any of its obligations hereunder or otherwise, or (iii) any material impairment of any lien granted by the Corporation to the Holder, in each case as determined by the Holder;

         (cc) "MATERIAL CONTRACT" means all Contracts, the breach or default of which could have a Material Adverse Effect, all such Material Contracts of the Corporation and its Subsidiaries as of the date hereof being listed on Schedule "D" all as may be amended, supplemented, restated or replaced from time to time; and when used in relation to any Person, the term "Material Contracts" shall mean and refer to Material Contracts to which such Person is a party or by which it or any of its assets is bound and includes any Material Contract to which such Person may hereafter become a party or be bound, and "Material Contract" means any one of them;

         (dd)     "MATURITY DATE" means 10:00 a.m. (Toronto time) on November 3,
                  2006;

         (ee) "OBLIGATION" means all indebtedness, liabilities and obligations (whether direct, indirect, absolute, contingent or otherwise) of the Corporation from time to time, under or in respect of this Debenture;

         (ff) "OTHER DEBENTURE(s)" means the interest bearing convertible secured debenture(s) of the Corporation being on the same terms and conditions as this Debenture in favour of Leslie L. Dan;

         (gg)     "OTHER HOLDER" means Leslie L. Dan;

         (hh) "PATENTS" means the patents and patent applications identified in Appendix 1 to Schedule "C", and all registrations and recordings of those patents in Canada, the United States of America or elsewhere, including any reissue, continuation or other extension in whole or in part of any such patent;

         (ii) "PAYMENT AND SECURITY SHARING AGREEMENT" means the agreement of even date herewith among the Corporation, the Holder and the Other Holder dealing with payment and security sharing among the Holder and Other Holder;

         (jj)     "PERMITTED ENCUMBRANCES" means, in respect of any Person,

                  (i) undetermined or inchoate Encumbrances and charges incidental to construction, maintenance or operations which have not at the time been filed pursuant to law or which relate to obligations not yet due and delinquent;

                  (ii) the Encumbrance of taxes and assessments for the then current year, the Encumbrance for taxes and assessments not at the time overdue and Encumbrances securing worker's compensation assessments and the lien for specified taxes and assessments which are overdue but the validity of which is being contested at the time in good faith, if such Person shall have made on its books provision reasonably deemed by it to be adequate therefor;

                  (iii) any Encumbrance or any right of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease provided that such obligations are not in default;

                  (iv) any Encumbrance resulting from cash or governmental obligations deposited in the ordinary course of business in connection with contracts, bids, tenders or to secure worker's compensation, unemployment insurance, surety or appeal bonds, costs of litigation, when required by law, public and statutory obligations, liens or claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens;

                  (v) any Encumbrance resulting from security given in the ordinary course of business to a public utility or any governmental authority when required by such utility or governmental authority in connection with the operations of the Corporation;

                  (vi) easements, rights of way and servitudes and other similar rights in real property which in the opinion of Holder's Counsel, acting reasonably, will not in the aggregate materially impair the use of the land concerned for the purpose for which it is held or used by such Person;

                  (vii) title defects or irregularities which in the opinion of Holder's Counsel, acting reasonably, are of a minor nature and in the aggregate will not materially impair the use of the property for the purposes for which it is held by such person or materially affect the Security Interest;

                  (viii) any Encumbrance resulting from any judgment rendered or claim filed against such Person which such Person shall be contesting in good faith and by appropriate proceedings, if such Person shall have made on its books provisions reasonably deemed by it to be adequate therefor;

                  (ix) construction, contractors', mechanics', carriers', warehousemen's, suppliers' and materialmen's liens and liens in respect of vacation pay, workers' compensation, unemployment insurance or similar statutory obligations, provided the obligations secured by such liens are not yet due and payable and, in the case of construction liens, which have not yet been filed or for which the Corporation has not received written notice of a lien;

                  (x) liens arising from court or arbitral proceedings, provided that the claims secured thereby are being contested in good faith by the Corporation or a subsidiary; execution thereon has been stayed and continues to be stayed; and such liens do not, in the aggregate, materially detract from the value of the assets of the Corporation or materially impair the use thereof in the business of the Corporation;

                  (xi) any Encumbrance resulting from the excess of the amount of any taxes, rates, assessments or governmental charges or levies for which final assessments have not been received over and above the amount of such taxes, rates, assessments or governmental charges or levies as estimated by a responsible officer of such Person;

                  (xii) all rights reserved to or vested in any governmental authority by the terms of any lease, licence, franchise, grant or permit held by such Person or by any statutory provision to terminate any such lease, licence, franchise grant or permit or to require annual or periodic payments as a condition of the continuance thereof or to distrain against or to obtain a lien on any property or assets of such Person in the event of failure to make such annual or other periodic payments;

                  (xiii) liens in connection with any Capital Lease to the extent they are limited to the assets which are the subject of such Capital Leases (or other agreement carrying the right to use);

                  (xiv)    Purchase Money Security Interests;

                  (xv)     the Security Interest;

                  (xvi)    the security interest in the Other Debenture(s);

                  (xvii) such other liens as may be consented to in writing by the Holder; and

                  (xviii) the extension, renewal or refinancing of any of the above;

         (kk) "PERMITTED INDEBTEDNESS" means in respect of the Corporation and the Subsidiaries,

                  (i)      Indebtedness incurred pursuant to this Debenture:

                  (ii) Indebtedness incurred pursuant to the Other Debenture(s); and

                  (iii)    Indebtedness secured by Permitted Encumbrances;

         (ll) "PERSON" includes any individual, corporation, company, partnership, association state, trust or government or any agency of political subdivision of any government;

         (mm) "PRINCIPAL" means the principal amount of indebtedness outstanding from time to time under this Debenture;

         (nn) "PROCEEDS", of any Collateral, means property in any form derived, directly or indirectly, from any dealing with such Collateral or the proceeds therefrom and includes any payment representing indemnity or compensation for loss or damage to such Collateral or proceeds therefrom, including, without limitation, insurance proceeds;

         (oo) "PURCHASE MONEY SECURITY INTEREST" means any Encumbrance given, assumed or arising by operation of law, including Capital Leases, to provide or secure, or to provide the obligor with funds to pay, the whole or any part of the consideration for the acquisition of property where the principal amount of the obligation secured by such Encumbrance is secured only by the property being acquired by the obligor, and includes the renewal or refinancing of any such Encumbrance upon the same property provided that the indebtedness secured and the security therefore are not increased thereby;

         (pp) "REASONABLE EXPENSES" means any and all reasonable expenses incurred from time to time by the Holder or any Receiver in connection with the protection, perfection or preservation of the security and other rights constituted hereby, in enforcing payment or performance of the Obligations or any part thereof or in locating, taking possession of, transporting, holding, repairing, processing, preparing for and arranging for the disposition of and/or disposing of the Collateral or in contemplation of any of the foregoing and any and all other reasonable expenses incurred by the Holder or any Receiver as a result of the Holder or such Receiver exercising any of its rights or remedies hereunder or at law, including, without in any way limiting the generality of the foregoing, any and all legal expenses including those incurred in any legal action or proceeding or appeal therefrom commenced or taken in good faith by the Holder and any and all fees and disbursements of any counsel, accountant or valuator or any similar Person employed by the Holder in connection with any of the foregoing and the costs of insurance and payment of taxes (other than taxes relating to the income of the Holder) and other charges incurred in retaking, holding, repairing, processing and preparing for disposition and disposing of the Collateral

         (qq) "RECEIVER" means a receiver, a reorganization manager or any similar Person appointed in accordance with Section 3 of Schedule "C";

         (rr)     "SECURITY DOCUMENTS" has the meaning ascribed thereto in
                  Section 8.1;

         (ss)     "SECURITY INTEREST" has the meaning ascribed thereto in
                  Section 1(a) of Schedule "C";

         (tt) "SUBSIDIARY" means 20025 Yukon Inc. and "SUBSIDIARIES" means the Subsidiary and/or any other corporation of which more than 50% of the outstanding shares of any class carrying voting rights are beneficially owned, directly or indirectly, by the Corporation;

         (uu) "TRADE MARKS" means the trade marks, trade names, trade styles, service marks, certification marks, prints and labels identified in Appendix 2 to Schedule "C, and all similar, present or future marks, styles, prints or labels and all applications, registrations and recordings thereof in Canada, the United States of America or elsewhere, including every renewal, reissue or other extension of any registration or recording;

         (vv)     "TSX" means the Toronto Stock Exchange; and

         (ww) "UNITS" means the units comprised of one Common Share and one half of one Common Share Purchase Warrant to be issued upon the conversion of this Debenture;

1.2.     INTERPRETATION

         For the purposes of this Debenture, except as expressly provided or unless the context requires otherwise:

         (a) the headings used throughout this Debenture are for ease of reference only and shall not in any way affect the meaning or interpretation of this Debenture;

         (b) any reference herein to a numbered or lettered part or section refers to the specified part or section of this Debenture;

         (c) "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Debenture and not to any particular part or section of this Debenture;

         (d) any words or expressions contained in this Debenture which impart the singular number include the plural number and vice versa;

         (e) any words or expressions contained in this Debenture which impart any gender include all genders; and

         (f) all dollar amounts expressed herein refer to lawful currency of Canada.

1.3.     SCHEDULES

         The following schedules attached hereto are hereby incorporated into and form part of this Debenture:

                  Schedule "A"             -    Common Share Purchase Warrants
                  Schedule "B"             -    Conversion Notice
                  Schedule "C"             -    Security Interest
                  Schedule "D"             -    Material Contracts


1.4.     PROPER LAW AND ATTORNMENT

         This Debenture and all matters arising hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each of the parties hereto, by the execution and delivery of this Debenture, irrevocably and unconditionally, with respect to any matter or thing arising out of or pertaining to this Debenture, hereby attorns and submits to the non- exclusive jurisdiction of the courts of the Province of Ontario for the determination of all matters arising pursuant to this Debenture.

1.5.     NON-BUSINESS DAYS

         Whenever any payment hereunder (whether in regard to Principal, Interest or otherwise) shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day. During an extension under this Section 1.5 of any due date for payment of any Principal sum, Interest shall be payable to the date of actual payment of such Principal sum at the rate payable hereunder.

1.6.     APPLICATION OF PAYMENTS

         All payments made in respect of the repayment of this Debenture shall be applied firstly to payment of costs, secondly to payment of Interest and thirdly to payment of Principal.

                                   ARTICLE 2.
                                    DEBENTURE

2.1.     INDEBTEDNESS

         The Corporation for value received hereby promises to pay to or to the order of the Holder on the Maturity Date, the principal amount of Five Million, Five Hundred and Sixty-two Thousand, Five Hundred and Sixty-eight Dollars and Forty-nine Cents ($5,562,568.49). On the Maturity Date, or earlier as required by Section 7.2 hereof, payment of Principal is to be made in lawful money of Canada at the address of the Holder set out in Section 9.1 or other location designated by the Holder by notice to the Corporation. The Obligations and the rights of the Holder and the Other Holder, as between themselves, are subject to the provisions of the Payment and Security Sharing Agreement.

                                   ARTICLE 3.
                                    INTEREST

3.1.     INTEREST

         The Corporation shall pay interest ("Interest") on the Principal outstanding from time to time under this Debenture (including without limitation any capitalized interest), and any other monies due and payable hereunder, both before and after maturity, default or judgment, at four and one half per cent (4.5%) per annum, computed on a 365 day basis (the "Interest Rate"), accruing daily and compounded annually until the Principal has been paid in full or has been converted. For greater certainty, on November 3, 2005 all accrued interest shall be capitalized and added to the Principal. Interest shall accrue until full payment of the Principal has been received by the Holder or all of the Principal has been converted into Units in accordance with Article 4.

                                   ARTICLE 4.
                                   CONVERSION

4.1.     OPTIONAL CONVERSION

         (a) Subject to the provisions of this Debenture, the Holder may, at its option, at any time from the date of issuance of this Debenture, in whole or in part, by delivering to the Corporation this Debenture together with the conversion notice attached as Schedule "B" hereto (the "Conversion Notice") duly executed by the Holder, indicating what portion of the Principal and/or accrued Interest the Holder then wishes to convert, convert all or any of the Principal and/or accrued Interest into Units, and the Principal and/or accrued Interest will be deemed to be reduced accordingly.

         (b) The Principal will be converted into Units at the Conversion Price and the Conversion Price will be subject to adjustment in accordance with Article 5. Accrued Interest will be converted into Units at the Interest Conversion Price.

         (c) The completion by the Holder of a Conversion Notice and delivery of same to the Corporation for conversion shall be deemed to create and constitute a contract between the Holder and the Corporation whereby (i) the Holder or its nominee designated in the Conversion Notice subscribes for the number of Units which the Holder shall be entitled to receive upon such conversion of the Principal and Interest stated in the Conversion Notice; (ii) provided the Common Shares comprising the Units so subscribed for are issued as fully paid and non-assessable, the indebtedness under this Debenture is satisfied and discharged to the extent this Debenture is converted; and (iii) the Corporation and the Holder agree that the satisfaction and discharge of the Indebtedness under this Debenture evidenced by this Debenture, to the extent of the Principal and accrued Interest so converted, and completion of conversion, constitutes full payment of the subscription price for the Units issuable on such conversion and thereafter such portion of the Principal and accrued Interest under this Debenture shall not be considered outstanding hereunder and the Holder shall have no right with respect to such Principal and accrued Interest except to receive the certificate for Common Shares and Common Share Purchase Warrants comprising the Units. With respect to the Units, Common Shares and Common Share Purchase Warrants, as required from time to time under the securities legislation which governs the Corporation or any hold period imposed by a regulatory authority, the Holder agrees to be bound by any applicable hold period. The certificates evidencing the Common Shares and Common Share Purchase Warrants shall contain the following legend:

                           "THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                           UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE MARCH 4, 2005."

         (d) Concurrently with the surrender of this Debenture for conversion pursuant to this Article 4, the Corporation will provide to the Holder a receipt acknowledging the

                  Corporation's obligation to issue Units to the Holder. As promptly as practicable after the surrender or deemed surrender of this Debenture for conversion pursuant to this
                  Section 4.1(d) (and in any event within three Business Days), the Corporation will issue and/or deliver, as the case may be, to the Holder or its nominee(s) a certificate or certificates representing the number of fully paid and non-assessable Common Shares and Common Share Purchase Warrants comprising the Units into which all or any portion of the Principal and accrued Interest has been converted.

         (e) Upon conversion pursuant to this Article 4, the Debenture shall be deemed cancelled and the Principal and accrued Interest evidenced hereby shall be and shall be deemed to be fully satisfied and discharged, and, if any Principal remains outstanding under this Debenture after giving effect to such conversion, the Corporation will issue a new Debenture, in form identical to this Debenture, except that it will be equal in principal amount to the amount of the Principal amount outstanding immediately following the conversion.

         (f) The conversion of this Debenture pursuant to this Article 4 will be deemed to have been made at the close of business on the date on which the certificate(s) referred to in Section 4.1(d) have been received by the Holder so that the Holder's rights in respect of the converted portion of the Principal and accrued Interest will terminate at that time and the Person or Persons entitled to receive Units into which the whole or any part of this Debenture is converted will be treated, as between the Corporation and that Person or Persons, as having become the holder or holders of record of the Common Shares and Common Share Purchase Warrants comprising those Units at that time.

         (g) As a condition precedent to taking any action which would require an adjustment or readjustment of the Conversion Price pursuant to Article 5, the Corporation will take any action which may, in the opinion of its counsel, be necessary for the Corporation to validly and legally issue, as fully paid and non-assessable common shares, all the Common Shares which the Holder is entitled to receive on the conversion of the Debenture. The Corporation agrees that it will at all times keep sufficient Common Shares reserved for the purpose of issue upon conversion of the Debenture. All Common Shares will be duly and validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

                                   ARTICLE 5.
                         ADJUSTMENT OF CONVERSION RIGHTS

5.1.     DEFINITIONS

         In this Article 5, the following terms have the following meanings:

         "CURRENT MARKET PRICE" at any particular date means the weighted average trading price of the Common Shares on the TSX (or, if the Common Shares are not then listed and posted for trading on the TSX, on any other stock exchange in Canada on which the Common Shares are listed and posted for trading as may be selected for that purpose by the Board) during the 20 consecutive trading days ending on a date not earlier than the fifth trading day before the particular date or, if the Common Shares are not listed and posted for trading on any stock exchange, the current market price of the Common Shares as determined by the Board, which determination shall be conclusive; and for the purposes hereof, "trading day" means a day on which the relevant stock exchange is open for business and the Common Shares may be traded on that exchange on that day;

         "DIVIDEND PAID IN THE ORDINARY COURSE" means a dividend paid on the Common Shares in any financial year of the Corporation, whether in

                           (i)      cash,

                           (ii) securities of the Corporation, including rights, options or warrants to purchase any securities or property of the Corporation or other assets of the Corporation (but excluding rights, options or warrants referred to in Section 5.3(b) and rights, options or warrants referred to in parentheses in Section 5.3(c)(iv)), or

                           (iii)    property or other assets of the Corporation,

          in each case to the extent that the amount or value of such dividend together with the amount or value of all other such dividends theretofore paid in such financial year (any such securities, property or other assets so distributed to be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the board of directors of the Corporation, which determination shall be conclusive) does not exceed the greater of:

                           (i)      150% of the greater of

                                    (A)     the aggregate amount of dividends
                                            paid by the Corporation on the
                                            Common Shares in the period of
                                            twelve (12) consecutive months ended
                                            immediately prior to the first day
                                            of such financial year; and

                                    (B)     one-third of the aggregate amount of
                                            dividends paid by the Corporation on
                                            the Common Shares in the period of
                                            thirty-six (36) consecutive months
                                            ended immediately prior to the first
                                            day of such financial year; or

                           (ii) 100% of the consolidated net income of the Corporation before extraordinary items (but after dividends payable on all shares ranking prior to, or on a parity with the Common Shares, with respect to the payment of dividends) for the period of twelve (12) consecutive months ended immediately prior to the first day of such financial year, such consolidated net income, extraordinary items and dividends to be as shown in the audited consolidated financial statements of the Corporation for such period of twelve
                                    (12) consecutive months or if there are no audited consolidated financial statements for such period, computed in accordance with generally accepted accounting principles, consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Corporation; and

         "EQUITY SHARES" means the Common Shares and any shares of any other class or series of the Corporation which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation beyond a fixed sum or a fixed sum plus accrued dividends.

5.2.     ADJUSTMENT IN RIGHTS

         (a) If, at any time after the date hereof and prior to the Maturity Date, there is a reclassification of the outstanding Common Shares or change of the Common Shares into other shares or securities or any other capital reorganization of the Corporation or a consolidation, merger or amalgamation of the Corporation with or into any other corporation (any such event being called a "Capital Reorganization"), the Holder shall be entitled to receive and shall accept for the same aggregate consideration, upon the conversion of this Debenture at any time after the record date on which the holders of Common Shares are determined for the purpose of the Capital Reorganization (the "relevant record date"), in lieu of the number of securities to which it was theretofore entitled upon such exercise, the kind and amount of shares or other securities of the Corporation or of the corporation resulting from the Capital Reorganization that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the relevant record date, it had been the holder of record of the number of Common Shares in respect of which the Debenture is being converted, and such shares or other securities shall be subject to adjustment thereafter in accordance with provisions which are the same, as nearly as may be possible, as those contained in this Article 5; provided that no such Capital Reorganization shall be implemented unless all necessary steps have been taken so that the Holder shall be entitled to receive the kind and amount of shares or other securities of the Corporation or of the corporation resulting from the Capital Reorganization as provided above.

         (b) If, at any time after the date hereof and prior to the Maturity Date, any adjustment in the Conversion Price shall occur as a result of:

                  (i)      an event referred to in Section 5.3(a);

                  (ii) the fixing by the Corporation of a record date for an event referred to in Section 5.3(b); or

                  (iii) the fixing by the Corporation of a record date for an event referred to in Section 5.3(c) if such event constitutes the issue or distribution to the holders of all of its outstanding Common Shares of (i) Equity Shares, or (ii) securities exchangeable for or convertible into Equity Shares at an exchange or conversion price per share less than the Current Market Price on such record date, or (iii) rights, options or warrants to acquire Equity Shares or securities exchangeable for or convertible into Equity Shares at an exercise, exchange or conversion price per share less than the Current Market Price on such record date;

                  then the number of securities purchasable upon the subsequent conversion of the Debenture shall be adjusted simultaneously with the adjustment to the Conversion Price provided in
                  Section 5.3 by multiplying the number of securities issuable upon the conversion of the Debenture immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Conversion Price.

5.3.     ADJUSTMENT IN CONVERSION PRICE

         The Conversion Price shall be subject to adjustment from time to time as follows:

         (a) If, at any time after the date hereof and prior to the Maturity Date, the Corporation:

                  (i) subdivides its outstanding Common Shares into a greater number of shares,

                  (ii) consolidates its outstanding Common Shares into a smaller number of shares, or

                  (iii) issues Common Shares to the holders of all of its outstanding Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course,

                  (any of such events being called a "Common Share Reorganization"), the Conversion Price shall be adjusted effective immediately after the record date on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization (the "relevant record date") by multiplying the Conversion Price in effect immediately prior to the relevant record date by a fraction:

                           (A) the numerator of which shall be the number of Common Shares outstanding on the relevant record date before giving effect to the Common Share Reorganization; and

                           (B) the denominator of which shall be the number of Common Shares outstanding on the relevant record date after giving effect to the Common Share Reorganization.

         (b) If, at any time after the date hereof and prior to the Maturity Date, the Corporation fixes a record date for the issue of rights, options or warrants to the holders of all of its outstanding Common Shares (the "relevant record date") under which such holders are entitled, during a period expiring not more than 45 days after the relevant record date (the "Rights Period"), to subscribe for or purchase Common Shares at a price per share, or securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share less than 95% of the Current Market Price on the relevant record date (any of such events being called a "Rights Offering"), the Conversion Price shall be adjusted effective immediately after the end of the Rights

                  Period by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

                  (i)      the numerator of which shall be the aggregate of:

                           (A) the number of Common Shares outstanding on the relevant record date, and

                           (B)      the number determined by dividing (1) either
                                    (a) the product of the number of Common
                                    Shares issued or subscribed for during the Rights Period under the Rights Offering and the price at which such Common Shares were offered, or, as the case may be, (b) the product of the exchange or conversion price of the securities exchangeable for or convertible into Common Shares and the number of Common Shares for, or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (2) the Current Market Price on the relevant record date; and

                  (ii)     the denominator of which shall be, in the case of
                           Section 5.3(b)(i)(B)(1)(a), the number of Common Shares outstanding on the relevant record date plus the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and, in the case of Section 5.3(b)(i)(B)(1)(b), the number of Common Shares outstanding on the relevant record date plus the number of Common Share for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period.

                  If the Debenture has been converted during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for that Rights Offering then, in addition to the securities to which the Holder is otherwise entitled upon such exercise pursuant to this Debenture, the Holder shall be entitled to that number of additional securities which, when added to the number of securities to which the Holder is entitled upon such exercise, equals the number of securities to which the Holder would have been entitled upon exercise if the Holder had converted the Debenture immediately after the end of the Rights Period and after giving effect to the adjustment of the Conversion Price provided for in this Section 5.3(b). Such additional Common Shares shall be deemed to have been issued to the Holder immediately following the end of the Rights Period.

         (c) If, at any time after the date hereof and prior to the Maturity Date, the Corporation fixes a record date (the "relevant record date") for the issue or distribution to the holders of all of its outstanding Common Shares of:

                  (i)      shares of any class in its capital,

                  (ii)     evidences of its Indebtedness,

                  (iii)    assets or property, or

                  (iv) rights, options or warrants to subscribe for or purchase any of the foregoing (other than rights, options or warrants to purchase Common Shares exercisable within 45 days of the date of issue of the rights, options or warrants at a price per share equal to or greater than 95% of the Current Market Price), and if such issue or distribution does not constitute a Common Share Reorganization, a Rights Offering or a Dividend Paid in the Ordinary Course (any of such events referred to in Sections 5.3(c)(i) through 5.3(c)(iv) being called a "Special Distribution"), the Conversion Price shall be adjusted immediately after the relevant record date by multiplying the Conversion Price in effect on the relevant record date by a fraction:

                           (A)      the numerator of which shall be the
                                    difference obtained when (a) the amount by which the aggregate fair market value of the shares, rights, options, warrants, evidences of Indebtedness or assets or property, as the case may be, which are distributed in the Special Distribution exceeds the fair market value of the consideration, if any, received therefor by the Corporation, is subtracted from (b) the product obtained when the number of Common Shares outstanding on the relevant record date is multiplied by the Current Market Price on the relevant record date; and

                           (B) the denominator of which shall be the product obtained when the number of Common Shares outstanding on the relevant record date is multiplied by the Current Market Price on the relevant record date;

                  provided that no such adjustment shall be made if the result of such adjustment would be to increase the Conversion Price in effect immediately before the relevant record date. Any determination of fair market value shall be made by the Board and their determination shall be conclusive. To the extent that any Special Distribution is not made, the Conversion Price shall be readjusted effective immediately to the Conversion Price that would then be in effect based upon the shares, rights, options or warrants, evidences of Indebtedness, assets or property actually distributed.

5.4.     RULES FOR ADJUSTMENT IN RIGHTS AND EXERCISE PRICE

         For the purpose of this Article 5:

         (a) The adjustments provided for in this Article 5 are cumulative and shall be made successively wherever an event referred to in a particular section of this Article occurs, subject to the following provisions of this Article.

         (b) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price and no adjustment shall be made in the number of securities issuable on conversion of the Debenture unless it would result in a change of at least one-hundredths of a

                  Common Share; provided, however, that any adjustments which, by reason of this section, are not required to be made shall be carried forward and taken into account in a subsequent adjustment and so on.

         (c) Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation under Section 5.3.

         (d) No adjustment to the Conversion Price shall be made in respect of any event described in Section 5.3 (other than the events referred to in Sections 5.3(a)(i) and 5.3(a)(ii)) if the Holder is entitled to participate in such event on the same terms as though, and to the same effect as if, it had converted this Debenture in full prior to or on the effective date or record date of such event, provided that such participation is subject to all necessary regulatory approval.

         (e) In any case in which this Article 5 requires that an adjustment become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder in respect of the conversion of the Debenture after such record date and before the occurrence of such event the additional securities issuable upon such exercise by reason of the adjustment required by such event and delivering to the Holder any distributions declared with respect to such additional securities after such record date and before such event; provided, however, that the Corporation delivers to the Holder an appropriate instrument evidencing its right to receive such additional securities and such distributions upon the occurrence of the event requiring such adjustment.

         (f) If the Corporation fixes a record date to determine the holders of Common Shares entitled to receive any dividend or distribution or fixes a record date to take any other action and thereafter, but before the distribution to shareholders of any such dividend or distribution or the taking of such other action, the Corporation legally abandons its plan to pay such dividend or distribution or take such other action, then no adjustment pursuant to this paragraph shall be required by reason of the fixing of such record date.

         (g) If the Board does not fix a record date for a Common Share Reorganization, Special Distribution or Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the close of business on the day on which the Board authorizes the making of the Common Shares Reorganization, Special Distribution or Rights Offering, as the case may be.

         (h) If any question at any time arises with respect to the Conversion Price or the number of Common Shares issuable upon the conversion of this Debenture, such question shall be conclusively determined by the auditors from time to time of the Corporation, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Corporation with the concurrence of the Holder, and any such determination shall be binding upon the Holder, the Corporation and all shareholders. If any such determination is made, the Corporation shall deliver a certificate to the Holder describing such determination.

         (i) As a condition precedent to the taking of any action which would require any adjustment to the conversion Rights or Conversion Price, the Corporation must have taken all action which may be necessary in order that the Corporation shall have issued and reserved in its authorized capital and may validly and legally issue as fully-paid and non-assessable all of the Common Shares or other securities which the Holder is entitled to receive on full conversion hereof in accordance with the provisions hereof.

         (j) In the case the Corporation, after the date of issuance of this Debenture, takes any action affecting the Common Shares, other than an action described in Article 5, which in the opinion of the Board would materially affect the rights of the Holder, the Conversion Price will be adjusted in such manner, if any, and at such time by action by the Board but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the Board so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the Board has determined it to be equitable to make no adjustment.

5.5.     NOTICE OF ADJUSTMENT IN EXERCISE PRICE AND RIGHTS

         (a) At least fourteen (14) days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment pursuant to this Article 5, the Corporation shall deliver to the Holder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment.

         (b) In case any adjustment for which a notice in Section 5.5(a) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Holder a certificate of the Corporation containing a computation of such adjustment.

5.6.     CORPORATION TO RESERVE SHARES

         The Corporation covenants with the Holder that the Corporation will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of this Debenture as provided in this
Article 5, and issue to the Holder or its nominee upon exercise of the conversion rights hereunder, such number of Common Shares as will then be issuable upon the conversion of this Debenture.

5.7.     APPLICABLE SECURITIES LEGISLATION

         The Corporation will not, directly or indirectly, do any act or thing or, to the extent that it is able, permit any act or thing to be done, which would remove or deny any registration or prospectus exemption available under any applicable securities legislation with respect to the issuance of Common Shares upon the exercise of the conversion rights contained in this Debenture.

                                   ARTICLE 6.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1.     CORPORATION'S REPRESENTATIONS AND WARRANTIES

         The Corporation hereby represents, warrants and covenants to and with the Holder and acknowledges that the Holder is relying upon such representations, warranties and covenants (which representations, warranties and covenants shall survive the date hereof) that:

         (a) each of the Corporation and the Subsidiary is duly organized and validly existing under the laws of Ontario and Yukon, respectively; each is duly registered, licensed or qualified as an extra-provincial corporation in each jurisdiction where it carries on business or where the failure to be so registered, licensed or qualified will result in a Material Adverse Effect; other than the Subsidiary, a wholly-owned subsidiary of the Corporation, the Corporation has no Subsidiaries;

         (b) the Corporation has the corporate power, capacity and authority to enter into, and to perform its obligations under, this Debenture; this Debenture has been duly authorized, executed and delivered by the Corporation and is a valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights and to the fact that specific performance is an equitable remedy available only in the discretion of the court; all agreements contemplated by this Debenture to which the Corporation is a party will be duly authorized, executed and delivered by the Corporation and will be valid and binding obligations of it, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights and to the fact that specific performance is an equitable remedy available only in the discretion of the court;

         (c) each of the Corporation and the Subsidiary has the corporate power and capacity to own or lease its assets and to carry on its business as now conducted by it and as is presently intended to be conducted by it. The Corporation carries on business only at the Existing Locations and all Collateral is located at the Existing Locations;

         (d) the issue of this Debenture and the performance by the Corporation of its other obligations contemplated hereby does not require the approval or consent of any government authority having jurisdiction, except such as has already been obtained and will not result in a breach of, and does not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and does not and will not conflict with, (i) any of the terms, conditions or provisions of the constating documents or by-laws or resolutions of the shareholders and directors of the Corporation or the Subsidiary, any Material Contract; (ii) to the knowledge of the Corporation, any statute, rule or regulation applicable to the Corporation or the Subsidiary; and (iii) to the knowledge of the Corporation, any judgment decree or order binding the Corporation, the Subsidiary or the property or assets of the Corporation or the Subsidiary;

         (e) the authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of preference shares, issuable in series, of which, as at the date hereof 29,186,465 Common Shares (and no other shares) are issued and outstanding as fully paid and non-assessable; the authorized capital of the Subsidiary consists of an unlimited number of class A shares of which, as at the date hereof, one class A share (and no other shares) is issued and outstanding as fully paid and non-assessable, and such share is owned by the Corporation; all such issued and outstanding securities have been validly issued and are outstanding as fully paid and non-assessable; there are no shareholders agreements, pooling agreements, voting trusts or other agreements or understandings with respect to the voting of any securities, or any of them, of the Corporation or of the Subsidiary; other than the convertible debentures issued on June 20, 2002 to the Holder and Other Holder which will be repaid on the date hereof, 11,447,113 share purchase warrants issued and outstanding and 1,596,992 options to purchase Common Shares, each of which entitles the holder to purchase one Common Share at varying exercise prices, there are no agreements, options, warrants, rights of conversion or other rights pursuant to which either the Corporation or the Subsidiary is, or may become, obligated to issue any shares or any securities convertible or exchangeable, directly or indirectly, into any shares of the Corporation or the Subsidiary, respectively.

         (f) the Common Shares to be delivered to the Holder, when delivered to the Holder, shall be fully-paid and non-assessable shares in the capital of the Corporation;

         (g) the Corporation will, at all times while the Common Share Purchase Warrants are outstanding, allot and maintain sufficient number of Common Shares to satisfy the exercise of Common Share Purchase Warrants comprising the Purchased Units;

         (h) each of the Corporation and the Subsidiary is current and up-to-date with all filings required to be made by it under the corporate laws of its jurisdiction of incorporation and the securities laws of the provinces of Canada where it is a reporting issuer or its equivalent, as applicable except where not filing would not have a Material Adverse Effect;

         (i) the Corporation is a reporting issuer not in default of its obligations under the securities laws of British Columbia, Alberta, Manitoba and Ontario (the "Provinces") and no material change relating to the Corporation has occurred with respect to which the requisite material change report has not been filed under the securities laws of the Provinces and no such disclosure has been made on a confidential basis;

         (j) none of the materials filed by or on behalf of the Corporation with the applicable securities commissions or the stock exchanges (the "Public Record") contained a misrepresentation as at the date of such filing which has not been corrected;

         (k) to the knowledge of the Corporation, each of the Corporation and the Subsidiary has conducted and is conducting its business in compliance with all applicable material licensing, anti-pollution and environmental protection legislation, regulations or by-laws or other similar legislation, laws, by-laws, rules and regulations of any governmental or regulatory bodies; to the knowledge of the Corporation, there is no licensing, anti-pollution or environmental legislation, regulation, by-law or lawful requirement presently in force which the Corporation anticipates that it or the Subsidiary will be unable to comply with without adversely affecting its financial condition, results of operations, business or prospects in any jurisdiction in which its business is carried on;

         (l) to the knowledge of the Corporation, each of the Corporation and the Subsidiary holds all material licenses, certificates, registrations, permits, consents or qualifications required by the appropriate state, provincial, municipal or federal regulatory agencies or bodies necessary in order to enable its business to be carried on as now conducted and to the knowledge of the Corporation, all such licenses, certificates, registrations, permits, consents and qualifications are valid and subsisting and in good standing and do not contain any unusual burdensome provision, condition or limitation which has a Material Adverse Effect on the Corporation or the Subsidiary and, to the knowledge of the Corporation, neither the Corporation nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such licenses, certificates, registrations, permits, consents, or qualifications which, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition or income or future prospects of the Corporation or the Subsidiary;

         (m) to the knowledge of the Corporation, no legal or governmental proceedings have been instituted or threatened to which either the Corporation or the Subsidiary is a party or to which the property of the Corporation or the Subsidiary is subject that would result individually or in the aggregate in a Material Adverse Effect;

         (n) the audited consolidated annual financial statements of the Corporation as at and for the year ended December 31, 2003 contained in the Corporation's annual report for such year:

                  (i) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

                  (ii) represent fully, fairly and correctly the consolidated assets, liabilities and financial condition of the Corporation and the Subsidiary as at the end of such fiscal year and the consolidated results of its operations and the changes in its financial position for the year then ended;

                  (iii) are in accordance with the books and records of the Corporation and the Subsidiary; and

                  (iv) contain and reflect all necessary adjustments for the fair presentation of the results of operations and the financial condition of the business of the Corporation and the Subsidiary on a consolidated basis for the period covered thereby, and there has not been any material adverse change in the financial position of the Corporation or the Subsidiary, or their businesses, assets, liabilities or undertaking since the end of such fiscal year other than as specified in the Public Record;

         (o) the unaudited consolidated interim financial statements of the Corporation as at and for the six months ended June 30, 2004:

                  (i) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

                  (ii) represent fully, fairly and correctly the consolidated assets, liabilities and financial condition of the Corporation and the Subsidiary as at June 30, 2004 and the consolidated results of its operations and the changes in its financial position for the period then ended;

                  (iii) are in accordance with the books and records of the Corporation and the Subsidiary; and

                  (iv) contain and reflect all necessary adjustments for the fair presentation of the results of operations and the financial condition of the business of the Corporation and the Subsidiary on a consolidated basis for the period covered thereby, and there has not been any material adverse change in the financial position of the Corporation or the Subsidiary, or their businesses, assets, liabilities or undertaking since the end of such fiscal period other than as specified in the Public Record;

         (p) the auditors of the Corporation who audited the consolidated financial statements for the most recently completed fiscal year for which audited financial statements are available and who provided their audit report thereon are independent public accountants as required under applicable Canadian securities laws;

         (q) each of the Corporation and the Subsidiary has filed all necessary tax returns and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and there are no tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to the Corporation or the Subsidiary which, in any of the above cases, might reasonably be expected to result in an adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation or the Subsidiary, other than existing tax deficiencies not in excess of $50,000;

         (r) no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued and, to the knowledge of the Corporation, no proceedings for this purpose have been instituted or are pending;

         (s) to the knowledge of the Corporation, each of the Corporation and the Subsidiary is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non-compliance would not constitute an adverse material fact of the Corporation or the Subsidiary or result in an adverse material change to the Corporation or the Subsidiary, and has not and is not engaged in any unfair labour practice;

         (t) there is no requirement for the Corporation to make any filing with, give notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of any governmental or regulatory authority or third party as a condition to the execution, delivery and performance of this Debenture by the Corporation except for filing with the Ontario Securities Commission ("OSC") of a report on Form 45-501F1 or similar filings required on the issue of the Common Shares and Common Share Purchase Warrants issuable pursuant to this Debenture, each prepared and executed in accordance with OSC Rule 45-501 and accompanied by the prescribed fees, and complying with the requirements imposed by the TSX as a condition to the listing of the Common Shares issuable upon conversion of the Debenture and exercise of the Warrants;

         (u) each of the Corporation and the Subsidiary has good title to the assets which are subject to the Security Interest, free and clear of any Encumbrances other than Permitted Encumbrances, whether fixed or floating, on any such assets and no Person has any agreement or right to acquire an interest in such assets, other than as provided herein;

         (v)      no Default or Event of Default has occurred and is continuing;

         (w) neither the Corporation nor the Subsidiary has any Indebtedness other than Permitted Indebtedness; and

         (x) Appendix 1 and Appendix 2 of Schedule C provide a complete and accurate description of all of the material Patents and Trade Marks of the Corporation, respectively, and the Corporation does not own, license or have any other interest in any other material Patents or Trademarks except as disclosed therein.

6.2.     HOLDER REPRESENTATIONS AND WARRANTIES

         The Holder represents, warrants and certifies to the Corporation as follows and acknowledges that the Corporation is relying on such representations, warranties and certification in selling this Debenture:

         (a) the Holder is purchasing the Debenture as principal for the Holder's own account and not for the benefit of any other Person;

         (b)      the Holder is a resident of the Province of Ontario;

         (c) this Debenture has been duly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Holder;

         (d) the Holder has not received any document purporting to describe the business and affairs of the Corporation that has been prepared primarily for delivery to and review by prospective investors so as to assist those investors to make an investment decision in respect of the Debentures being sold;

         (e) the Holder has not been created or is not being used primarily for the purpose of acquiring or holding securities of the Corporation;

         (f) the Holder, if a company, either (i) had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements; or (ii) is a wholly-owned subsidiary of an individual who beneficially owns, or who together with a spouse beneficially owns, financial assets having an aggregate realizable value that, before taxes, but net of any related liability (necessary liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets) exceeds $1,000,000;

         (g) the Holder, if an individual, beneficially owns, or together with a spouse beneficially owns, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000.

6.3.     HOLDER'S ACKNOWLEDGMENTS

         The Holder acknowledges that:

         (a) the Debentures and any securities into which they are convertible will be subject to transfer and resale restrictions pursuant to the Securities Act (Ontario) and the regulation, rules, orders, instruments and published policy statements applicable thereunder, including Multilateral Instrument 45-102 Resale of Securities;

         (b) the Holder's purchase of the Debentures has not been made through or as a result of, and the distribution of the Debentures is not being accompanied by, an advertisement or general solicitation in printed or public media, or general or regular print circulation, radio or television or telecommunications, including electronic display of any other form of advertisement;

         (c) the Holder is responsible for obtaining such legal advice as the undersigned considers appropriate in connection with the execution, delivery and performance of this Debenture and any subsequent transfer or resale of Debentures or any securities into which they are convertible.

6.4.     CORPORATION'S POSITIVE COVENANTS

         The Corporation covenants and agrees that so long as this Debenture is outstanding:

         (a) Punctual Payment. It will duly and punctually pay or cause to be paid all amounts payable by the Corporation to the Holder hereunder at the times and in the manner provided for herein;

         (b) Use of Proceeds. Principal amounts advanced under this Debenture shall only be used to finance discovery research and product development initiatives as approved by the Board;

         (c) Conduct of Business. It will and will cause each of its Subsidiaries to do all things necessary or desirable to maintain its and their respective corporate existence in its and their respective present jurisdictions of incorporation, maintain its and their respective corporate power and capacity to own its and their respective properties and assets, and carry on its and their respective businesses in a commercially reasonable manner;

         (d) Maintain Property and Assets. It will maintain and cause each of its Subsidiaries to maintain all of its property and assets in good repair and working condition, consistent with the industry standards, reasonable wear and tear excepted, and continue to carry on its business as presently conducted and in compliance with all licences and permits and maintain its books and records in a manner consistent with good business practice and in a manner sufficient to permit the Holder to confirm compliance by the Corporation with the Corporation's covenants hereunder;

         (e) Inspection. It will at any reasonable time and from time to time upon reasonable prior notice, permit the Holder or representatives thereof to conduct inspections of the books and records of the Holder and its Subsidiaries and to make copies thereof, and to discuss the affairs, finances and accounts of the Corporation and its Subsidiaries with the auditors and officers of the Corporation;

         (f) Other Obligations. It will pay or cause to be paid and cause each of its Subsidiaries to pay or cause to be paid when required all amounts related to taxes, wages, workers' compensation obligations, government royalties or pension fund obligations and any other amount which may result in an Encumbrance against the assets of the Corporation or any of its Subsidiaries arising under any statute or regulation, other than a Permitted Encumbrance or to make adequate reserve for any such amount the payment of which is being contested;

         (g) Compliance with Applicable Law and Contracts. It will do or cause to be done or cause each of its Subsidiaries to do or cause to be done all acts necessary or desirable to comply with all applicable, federal, provincial and municipal laws, requirements, standards, the non-compliance with which could have a Material Adverse Effect upon it or any Subsidiary. It will and will cause each of its Subsidiaries to comply with the requirements of all Material Contracts to which it and they respectively are parties or by which respectively it and they or its and their properties are bound, non-compliance with which would, singly or in the aggregate, have a Material Adverse Effect upon its or any one of its Subsidiaries' respective business, property, financial condition or prospects;

         (h) Accounting Methods and Financial Records. It will and will cause each of its Subsidiaries to maintain a system of accounting which is established and administered in accordance with Canadian generally accepted accounting principles, keep adequate records and books of account in which accurate and complete entries shall be made in accordance with Canadian generally accepted accounting principles reflecting all transactions required to be reflected by such accounting principles and keep accurate and complete records of any property owned by it and each of them, respectively;

         (i) Financial Statements. It will provide the Holder with its audited and unaudited financial statements for the Corporation in accordance with applicable corporate and securities laws together with such other financial information as the Holder may request from time to time;

         (j) Payment of Taxes and Claims. It will and will cause each of its Subsidiaries to:

                  (i) pay and discharge all lawful claims for labour, material and supplies;

                  (ii) pay and discharge all obligations which may result in liens on its assets;

                  (iii) pay and discharge all taxes payable by it and each of them, respectively; and

                  (iv) withhold and collect all taxes required to be withheld and collected by it and each of them, respectively, and remit such taxes to the appropriate governmental body at the time and in the manner required; provided that nothing in this Section 6.4(j) shall preclude the Corporation from contesting in good faith any of the matters referred to therein if it makes an adequate reserve for any such amount, the payment of which is being contested;

         (k) Notice of Event of Default. It will, as soon as it shall become aware of the same, give notice to the Holder of any Default, Event of Default, or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute, a material default under any other agreement to which it is a party or by which it or any of its properties may be bound, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto, regarding the Corporation or any Subsidiary of the Corporation;

         (l) Insurance. The Corporation shall maintain and cause its Subsidiaries to maintain insurance on its and their respective properties and assets and for the operation of its and their respective businesses in such amounts and against such risks as would be customarily obtained and maintained by a prudent owner of similar properties and assets operating a similar business (including without limitation appropriate liability insurance), and shall provide certified copies of such policies to the Holder upon request. Such policies of insurance shall include coverage against loss or damage of its property and assets by fire and other hazards, and business interruption insurance. All such insurance policies relating to properties and assets shall name the Holder and the Other Holder as loss payees as their interests may appear and copies thereof or certificates in respect of the coverage provided thereby shall be delivered to the Holder upon request. The Corporation shall pay all premiums in respect of such insurance when due and shall promptly furnish the Holder upon request with receipts or other satisfactory evidence of the payment thereof. Prior to any Event of Default any insurance proceeds in an amount (i) less than $25,000 shall be paid directly to the Corporation to be used to replace or repair the property in respect of which the proceeds have been paid, and (ii) equal to or greater than $25,000 shall be paid directly to the Holder and the Other Holder and may, at the option of the Holder and the Other Holder by joint written instruction to the Corporation, be applied against any Obligations hereunder and under the Other Debenture(s) or released to the Corporation without prejudicing any rights or remedies of the Holder or Other Holder hereunder or under the Other Debenture(s) or affecting any Obligations;

         (m) Compliance with Securities Legislation and Matters. The Corporation shall comply with the requirements of all applicable securities laws and the regulations thereunder and shall take no step with a view to, or which would result in, the Corporation ceasing to be a reporting issuer in good standing under the Securities Act (Ontario) or the Regulation thereunder or under the securities laws of any other jurisdiction;

         (n) Maintain Listing. The Corporation shall continuously maintain the listing of its Common Shares on the TSX or upon such other stock exchange as may be acceptable to the Holder and shall use reasonable efforts to ensure that all Common Shares which are issuable upon the exercise of the conversion rights hereunder are listed on such stock exchange as and when issued; and

         (o) Secondary Offering. If, at any time, the Corporation undertakes a treasury offering of shares by way of prospectus, the Holder may participate by way of a secondary offering of which the Holder may sell all or any of the Common Shares beneficially owned by the Holder, unless this right would, in the opinion of the financial advisor and/or underwriter retained to complete such transaction, materially prejudice the offering.

6.5.     CORPORATION'S NEGATIVE COVENANTS

         The Corporation hereby covenants and agrees with the Holder that it will not, so long as any amount owing hereunder shall remain unpaid, and it will not permit or cause any of its Subsidiaries to, without the prior written consent of the Holder:

         (a) Security Interests. Create, issue, incur, assume or permit to exist any Encumbrance on any of its property other than (i) Encumbrances in favour of the Holder; and (ii) Permitted Encumbrances, nor do or permit anything to adversely affect the ranking or validity of the Security Interest except by incurring a Permitted Encumbrance.

         (b) Change in Nature of Business. Make or permit or cause any Subsidiary to make any material change in the nature of its or their respective existing business.

         (c) Mergers. Enter into any transaction (whether by way of reconstruction, reorganization, consolidation, dissolution or otherwise) whereby all or any substantial part of its undertaking, property or assets would become the property of any other Person or, in the case of any such amalgamation, of the continuing corporation resulting therefrom.

         (d) Disposal of Assets. Directly or indirectly, sell, lease, assign, transfer, abandon, convey or otherwise dispose of any of its undertaking or assets (including any capital stock of any of its Subsidiaries or other corporation) except as follows:

                  (i) the Corporation or any of its Subsidiaries may, in the ordinary course of business, sell any inventory or other assets that are customarily sold by the

                           Corporation or such Subsidiary as part of the normal operation of its respective business; and

                  (ii) the Corporation or any of its Subsidiaries may, in the ordinary course of business, sell equipment, fixtures, materials or supplies that are no longer required in the business of the Corporation or such Subsidiary or that are worn-out or obsolete.

         (e) Distributions. Declare, make or pay any dividend or other distribution on any share in the capital of the Corporation or a Subsidiary other than a distribution made by a Subsidiary to the Corporation.

         (f) Alteration of Capital. Purchase, redeem or retire in any way any shares of its capital or otherwise reduce its issued or paid up capital in respect of such shares or otherwise permit a change in the authorized capital structure or in the terms of any of its classes of share.

         (g) Transactions Out of the Ordinary Course. Enter into or effect any transactions out of the ordinary course of business.

         (h) Financial Assistance. Provide any financial assistance to any Person except financial assistance provided to the Corporation by a Subsidiary of the Corporation or to a Subsidiary of the Corporation by the Corporation.

         (i) Maintenance and Ownership of Subsidiaries. In the case of the Corporation, sell or otherwise dispose of any shares of the capital of any of its Subsidiaries or permit any of such Subsidiaries to issue, sell or otherwise dispose of any shares of the capital or the capital of any other of such Subsidiaries, except to the Corporation.

         (j) Winding-up. Take or institute proceedings for the winding-up, reorganization or dissolution of the Corporation or any Subsidiary.

         (k) Changing Location etc. Change its name or the location of its chief executive office or remove or otherwise permit any Collateral (other than inventory in transit) to be located at any location other than Existing Locations, without providing the Holder with 30 days prior written notice thereof and promptly taking such other steps, if any, as the Holder may require to maintain the perfection of the Security Interest.

         (l) Additional Indebtedness. Incur any Indebtedness other than Permitted Indebtedness.

         (m) Subsidiaries. Have any Subsidiaries other than the Subsidiary without the consent of the Holder.

                                   ARTICLE 7.
                                EVENTS OF DEFAULT

7.1.     EVENTS OF DEFAULT

         The occurrence of any one or more of the following events or conditions (each such event or condition being an "Event of Default") shall constitute a default under this Debenture:

         (a) except as otherwise provided in this Section, the Corporation does not observe or perform any of the Corporation's obligations under this Debenture or any other agreement or document existing at any time between the Corporation and the Holder and such default remains unremedied to the satisfaction of the Holder seven calendar days after written notice thereof is given to the Corporation by the Holder;

         (b) any representation, warranty or statement made by or on behalf of the Corporation to the Holder is untrue in any material respect at the time when or as of which it was made;

         (c) the Corporation ceases or threatens to cease to carry on in the normal course the Corporation's business or any material part thereof;

         (d) the holder of a charge takes possession of all or any part of the Corporation's property having a value in excess of $150,000, or a distress, execution or other similar process is levied against all or any part of such property having a value in excess of $150,000;

         (e) if an order ceasing or suspending or prohibiting trading in any securities of the Corporation shall be issued by any stock exchange or securities regulatory authority having jurisdiction and such situation continues in excess of two weeks;

         (f) default by the Corporation or any of its Subsidiaries in the performance or observance of any covenant, condition or obligation contained in any agreement between the Corporation or its Subsidiary, as the case may be, and any Person, where such default gives rise to a right to enforce security against the Corporation or its Subsidiary, as the case may be, where the default, or the cumulative defaults are in excess of $150,000;

         (g) the Corporation fails to pay to any Person any Indebtedness in excess of $250,000 in aggregate when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure continues after any applicable grace period, except as the Holder and Other Holder have otherwise agreed;

         (h)      an event of default occurs under the Other Debenture(s);

         (i) any event occurs which would have a Material Adverse Effect on the Corporation and its Subsidiaries taken as a whole;

         (j) if the Corporation or any of its Subsidiaries is in default under any Material Contract to which it is a party and such default is not cured before the earlier of (i) 30 days after the occurrence of such default, and (ii) five Business Days prior to the expiry of the applicable cure period, if any, under such Material Contract;

         (k) if a final judgment or decree for the payment of money due shall have been obtained or entered against the Corporation or any of its Subsidiaries in an amount of $100,000 or more and such judgment or decree shall not have been and remain vacated, discharged or stayed pending appeal within the applicable appeal period;

         (l) if a decree or order of a court of competent jurisdiction is entered adjudging the Corporation or any of its Subsidiaries a bankrupt or insolvent or approving as properly filed a petition seeking the winding-up of the Corporation or any of its Subsidiaries under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law or issuing sequestration or process of execution against any substantial part of the assets of the Corporation or any of its Subsidiaries or ordering the winding up or liquidation of its affairs and any such decree or order continues unstayed and in effect for a period of thirty (30) days;

         (m) if the Corporation or any of its Subsidiaries becomes insolvent, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies' Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other Person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors' rights or consents to, or acquiesces in, the filing of such a petition; or

         (n)      if any Change of Control Event occurs.

7.2.     RIGHTS UPON DEFAULT

         Upon the occurrence of an Event of Default the entire Principal amount outstanding hereunder shall at the option of the Holder forthwith become immediately due and payable, with Interest thereon, at the rate determined as herein provided, to the date of actual payment thereof, all without notice, presentment, protest, demand, notice of dishonour or any other notice of demand whatsoever, all of which are hereby expressly waived by the Corporation. In such event the Holder may in its discretion exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Corporation authorized or permitted by law for the recovery of all the Indebtedness and liabilities of the Corporation to the Holder and proceed to exercise any and all rights hereunder and under the security constituted by the Security Interest. No right will be exclusive of or dependent upon or merge in any other right, and one or more of such rights may be exercised independently or in combination from time to time.

7.3.     CHARGES AND EXPENSES

         The Corporation agrees to pay on demand all costs and expenses incurred (including among other things legal fees) and fees charged by the Holder in connection with obtaining or discharging this Debenture to and by the Holder or any Receiver in exercising any remedy under this Debenture and in carrying on the Corporation's business. All such amounts will bear interest from time to time at the rate equal to the rate payable on the Principal sum hereunder, and the Corporation will reimburse the Holder upon demand for any amount so paid.

7.4.     FURTHER ASSURANCES

         The Corporation will from time to time as soon as practicable upon request by the Holder take such action as the Holder may consider necessary to give effect to this Debenture.

7.5.     PERFORMANCE BY THE SECURED PARTY

         In the event that the Corporation fails to perform any obligations under this Debenture, including keeping the Collateral free and clear of all Encumbrances, other than Permitted Encumbrances, the Holder may, at its option and without being under any obligation to do so, perform such obligations and the Corporation shall pay to the Holder, immediately upon demand, all costs and expenses (including, without limitation, legal fees on a solicitor-client basis) incurred by the Holder in connection therewith and all such costs and expenses shall form part of the Obligations, bear interest at the Interest Rate, both before and after demand and judgment from the date incurred by the Holder and shall be secured by the Security Interest. The performance by the Holder of any obligation of the Corporation hereunder or the curing of any Event of Default by the Holder shall not constitute a waiver by the Holder of any of its rights, remedies or privileges hereunder or relieve the Corporation from its default or any consequences thereof.

7.6.     DEALINGS BY THE HOLDER

         The Holder may grant renewals, extensions of time and other indulgences, take and give up securities, accept compositions, grant full, partial and conditional releases and discharges, perfect or fail to perfect any securities, release any Collateral to third parties and otherwise deal or fail to deal with the Corporation, debtors of the Corporation, guarantors, sureties and others and with the Collateral and other securities as the Holder may see fit, all without prejudice to any liability of the Corporation to the Holder or the Holder's rights and remedies under this Debenture, the Personal Property Security Act (Ontario) or otherwise at law.

7.7.     NO SET-OFF

         The Obligations shall be paid by the Corporation without regard to any equities between the Corporation and the Holder or any right of set-off or cross-claim that the Corporation may have against the Holder.

                                   ARTICLE 8.
                                    SECURITY

8.1.     SECURITY

         As general and continuing security for the payment and performance of the Obligations, the Corporation hereby grants a security interest in favour of the Holder as set out in Schedule "C" and shall execute and deliver in favour of the Holder, all such further, security agreements, instruments and documents (collectively with this Debenture being the "SECURITY DOCUMENTS") and do all such other acts and things as the Holder may from time to time require, to create, grant and maintain a first perfected Encumbrance on the Collateral in favour of the Holder, subject only to Permitted Encumbrances. All Security Documents shall, in form and substance, be satisfactory to the Holder, acting reasonably. The Corporation acknowledges and agrees that as at the date hereof there are additional Security Documents that will have to be executed and delivered by the Corporation and additional registrations and other steps that will have to be taken by the Corporation and others in order for the Security Interest to constitute a first perfected Encumbrance on all of the Collateral, subject only to Permitted Encumbrances, and agrees that the right of the Holder to require such Security Documents and the performance of such other acts and things at any time and from time to time shall not be prejudiced by any delay on the part of the Holder in requesting same. The Corporation constitutes and appoints the Holder and any officer or agent of the Holder, with full power of substitution, as the Corporation's true and lawful attorney-in-fact with full power and authority in the place of the Corporation and in the name of the Corporation or in its own name, from time to time in the Holder's discretion after any Event of Default or any default under this section, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney may be necessary or desirable to accomplish the purposes of this Debenture. These powers are coupled with an interest and are irrevocable until this Debenture and the Security Documents are terminated and released. Nothing in this section affects the right of the Holder as secured party or any other Person on the Holder's behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Debenture and any Security Documents as the Holder or such other Person considers appropriate

                                   ARTICLE 9.
                               GENERAL PROVISIONS

9.1.     NOTICES

         Any notice, communication, payment or demand required or permitted to be given under this Debenture shall be deemed to have been sufficiently given to the recipient if delivered personally, or (other than in the case of payment) if sent by facsimile or sent by ordinary first class mail within Canada, postage prepaid, addressed as follows:

         (a)      to the Corporation at:

                  Viventia Biotech Inc.
                  10 Four Seasons Place
                  Suite 501
                  Toronto ON   M9B 6H7

                  Attention:        Michael Byrne, Chief Financial Officer and
                                    Corporate Secretary

                  Facsimile:        (416) 335-9306

         (b)      to the Holder at:

                  386 Cortleigh Blvd.
                  Toronto, Ontario
                  M5N 1R5

                  Attention:        Andrea Dan-Hytman

                  Facsimile:        (416) 787-0311

         Any such mailing shall be deemed to be received on the date of delivery if delivered personally, on the next Business Day following the transmission by facsimile confirmed by the sender thereof or on the third Business Day following the date of mailing or, in the event of any disruption, strike or interruption in the Canadian postal service after mailing and prior to receipt, on the third Business Day following full resumption of such Canadian postal service. Either party hereto may change its facsimile number or address for the purpose of this
Section 9.1 by giving written notice of such change to the other.

9.2.     AMENDMENTS

         Neither this Debenture nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought. No delay or omission by the Holder in exercising any rights or remedies hereunder or in respect of any Obligations or the performance by the Corporation of any Obligations in default shall operate as a waiver thereof or of any other rights or remedies of the Holder. No single or partial exercise of any rights or remedies by the Holder shall preclude any other or further exercise thereof or the exercise of any other rights or remedies. A written waiver of any right or remedy shall be effective only for the specific purpose and time, if any, stipulated therein and shall not operate as a waiver of any other rights or remedies of the Holder. This Debenture may not be amended, supplemented or otherwise modified without the prior written consent of the Other Holder.

9.3.     TIME OF THE ESSENCE

         Time is expressly declared to be of the essence of this Debenture in respect of all payments to be made hereunder, the exercise of any redemption and conversion rights hereunder, and all covenants and agreements to be performed and fulfilled.

9.4.     SEVERABILITY

         If any covenant or obligation of any party contained herein, or if any provision of this Debenture or its application to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Debenture or the application of such covenant or obligation to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each provision and each covenant and obligation contained in this Debenture shall be separately valid and enforceable, to the fullest extent permitted by law or at equity.

9.5.     COUNTERPARTS

         This Debenture may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

9.6.     FURTHER ASSURANCES

         Each of the Corporation and the Holder shall promptly cure any default by it in the execution and delivery of this Debenture or of any of the other agreements provided for hereunder to which it is a party. The Corporation, at its expense, shall promptly execute and deliver or cause to be executed and delivered to the Holder, upon request by the Holder, all such other and further documents, agreements, opinions, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of the Corporation hereunder or more fully to state the obligations of the Corporation set out herein or under any other loan document or to make any recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith. The Corporation hereby irrevocably constitutes and appoints any officer for the time being of the Holder and each Receiver, the true and lawful attorney of the Corporation, at any time that an Event of Default shall have occurred and be continuing, with full power of substitution to execute and deliver all such agreements, instruments and documents and to do all such further acts and things with the right to use the name of the Corporation whenever and wherever it may be deemed necessary or expedient.

9.7.     ENTIRE AGREEMENT

         This Debenture, the Payment and Security Sharing Agreement and the confirmations delivered in respect of the Security Interest constitute the whole and entire agreement between the parties hereto and cancel and supersede any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof.

9.8.     TRANSFERABILITY

         Except for transfers provided for in the Payment and Security Sharing Agreement, this Debenture may only be transferred by the Holder with the prior written consent of the Corporation not to be unreasonably withheld or delayed.

9.9.     PARTIES IN INTEREST

         This Debenture shall be binding on the Corporation and its successors and will be binding on and will enure to the benefit of the Holder and its successors and assigns.

         IN WITNESS WHEREOF the Corporation and the Holder have executed this Debenture as of the 3rd day of November, 2004.

                                    VIVENTIA BIOTECH INC.


                                    By:    /s/ Michael Byrne
                                           -------------------------------------
                                           Name:      Michael Byrne
                                           Title:     Chief Financial Officer



                                    By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                    ADH INVESTMENTS (1999) INC.


                                    By:    /s/ Andrea Dan Hytman
                                           -------------------------------------
                                           Name:      Andrea Dan Hytman
                                           Title:

                                  SCHEDULE "A"

                      FORM OF COMMON SHARE PURCHASE WARRANT

                                  SCHEDULE "B"
                                CONVERSION NOTICE

TO:      Viventia Biotech Inc. (the "Corporation")

FROM:    ADH Investments (1999) Inc. (the "Holder")

RE: The Convertible Secured Debenture issued by the Corporation to the Holder as of November 3, 2004 (the "Debenture")

--------------------------------------------------------------------------------


         All terms used in this Conversion Notice which are defined in the Debenture have the meanings attributed thereto in the Debenture.

          The Holder hereby irrevocably elects to convert $_________________ of the Principal outstanding as of the date hereof under this Debenture and evidenced by the Debenture into Units at the Conversion Price and $_____________ of the Interest outstanding as of the date hereof under this Debenture and evidenced by the Debenture into Units at the Interest Conversion Price. Please issue, register and deliver the Common Shares and Common Share Purchase Warrants comprising such Units in the name of:



                           Name:
                                    ------------------------------------------

                           Address:
                                    ------------------------------------------

                                    ------------------------------------------

                                    ------------------------------------------

                                    ------------------------------------------






                  DATED:                    , 200_.

                                        ADH INVESTMENTS (1999) INC.


                                        By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                  SCHEDULE "C"
                                SECURITY INTEREST

1.       SECURITY

         (a) Security. Subject to Sections 1(c) and 1(d) of this Schedule "C", as continuing security for the due and timely payment and performance by the Corporation of its obligations hereunder, the Corporation hereby (i) grants a security interest in and conveys, assigns, hypothecates, mortgages and charges, as and by way of a first fixed and floating mortgage and charge to and in favour of the Holder (the "Security Interest"), all its undertaking and business and all its property and assets and rights for the time being, both present and future, of whatsoever nature and kind and wheresoever situate (the "Collateral") including, without limitation,

                  (i) each of the Patents identified in Appendix 1, including all rights to receive royalty, licence or other payments due to the Corporation from any licensed user or other use of the Patents;

                  (ii) each of the Trade Marks identified in Appendix 2, including all goodwill of the business of the Corporation symbolized by each of the Trade Marks and all rights of the Corporation as the registered owner of the Trade Marks, including the right to receive royalty, licence or other payments due to the Corporation from any registered user or other user of any Trade Marks;

                  (iii) any present or future claim by, or right of action of, the Corporation against any Person with respect to the infringement of any of the Trade Marks or Patents;

         (b) Attachment. The parties acknowledge and agree that value has been given for the granting of the Security Interest and that they have not agreed to postpone the time for attachment, except for after-acquired property forming part of the Collateral, the attachment to which will occur forthwith upon the Corporation acquiring rights in such Collateral.

         (c) Exception for Last Day of Leases. The Security Interest granted hereby does not and shall not extend to, and the Collateral shall not include, the last day of the term of any lease or sub-lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Corporation but, upon the sale of the leasehold interest or any part thereof, the Corporation shall stand possessed of such last day in trust to assign the same as the Holder shall direct.

         (d) Exception for Contractual Rights. The Security Interest hereby granted does not and shall not extend to, and the Collateral shall not include, any agreement, right, franchise, licence or permit (collectively, "Contractual Rights") to which the Corporation is a party or of which the Corporation has the benefit, to the extent that the creation of the Security Interest therein would constitute a breach of the terms of, or permit any Person to terminate, the Contractual Rights (the "Restricted Rights"), but the Corporation shall hold its interest therein in trust for the Holder and shall assign such Restricted Rights to the Holder forthwith upon obtaining the consent of the other party or parties thereto. Upon the request of the Holder, the Corporation shall use all commercially reasonable efforts to obtain any consent required to permit any Restricted Rights to be subject to the Security Interest. The Corporation shall use commercially reasonable efforts to provide that any agreement after the date hereof does not require any consent to permit the Contractual Rights created thereunder to become subject to the Security Interest and, except as disclosed to and approved by the Holder in writing, none of the existing Restricted Rights are Material Contracts.

         (e) Permitted Dealings with Collateral. Unless an Event of Default has occurred, the Corporation may, without the consent of the
                  Holder:

                  (i) deal with the Collateral as permitted by the Debenture; and

                  (ii) subject to Section 2 of this Schedule "C", collect proceeds and accounts in the ordinary course of business.

         (f)      Delivery of Instruments, Securities, Etc.

                  (i) If an Event of Default has occurred the Corporation shall, upon request of the Holder, forthwith deliver to the Holder, to be held by the Holder hereunder, all instruments, securities, letters of credit, advances of credit and negotiable documents of title in its possession or control which pertain to or form part of the Collateral and shall, as required, duly endorse the same for transfer in blank or as the Holder may direct and shall use commercially reasonable efforts to deliver to the Holder any and all consents or other instruments or documents necessary to comply with any restrictions on the transfer thereof in order to transfer the same to the Holder.

                  (ii) Subject to any other written agreements or instruments in effect from time to time between the parties, unless an Event of Default has occurred and is continuing the Corporation shall be entitled (i) to receive all distributions of any kind whatsoever at any time payable on or with respect to the Collateral and (ii) to vote the Collateral and to give consents, waivers, notices and ratifications and to take other action in respect of the Collateral; provided, however, that no vote shall be cast and no consent, waiver, notice or ratification shall be given and no action be taken which would impair the Collateral or which would be inconsistent with or violate any provision of this Debenture or any other written agreement or instrument in effect from time to time between the parties.

                  (iii) Upon the occurrence of an Event of Default the Holder and during the continuance thereof shall be entitled to enjoy and exercise all of the rights referred to in Section (f)(ii) of this Schedule "C" in such manner as it sees fit.

         (g) Verification of Collateral. The Holder shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner the Holder may consider appropriate and the Corporation agrees to furnish all assistance and information and to perform al such acts as the Holder may reasonably request in connection therewith and for such purpose to grant to the Holder or its agents access to all places where Collateral may be located and to all premises occupied by the Corporation.

2.       COLLECTION OF PROCEEDS AND ACCOUNTS

         (a) Control of Proceeds and Accounts. After the occurrence of an Event of Default the Holder, if demand has been made in accordance with Section 3(a) of this Schedule "C", may take control of any Proceeds and accounts and may notify any account debtor or any obligor under any instrument held by the Corporation or the Holder to make payment in respect of any Proceeds and accounts directly to the Holder, whether or not the Corporation has theretofore been making collections on the Collateral.

         (b) Proceeds and Accounts Received in Trust. After the occurrence of an Event of Default has occurred, if the Corporation shall collect or receive any accounts or shall be paid for any of the other Collateral or shall receive any Proceeds, all money so collected or received by the Corporation shall be received by the Corporation as trustee for the Holder and, if demand has been made in accordance with Section 3(a) of this Schedule "C", shall be paid to the Holder forthwith upon demand and the Holder may, in its discretion, apply the same in reduction of the Obligations or hold the same as further Collateral hereunder.

3.       DEFAULT AND THE HOLDER'S REMEDIES

         (a) Remedies Upon Default. Upon the occurrence of an Event of Default, the Obligations shall, at the option of the Holder, forthwith become immediately due and payable by the Corporation to the Holder and the Holder may thereafter, without further notice to the Corporation except as provided at law or in this Debenture:

                  (i) commence legal action to enforce payment or performance of the Obligations;

                  (ii) require the Corporation, at the Corporation's expense, to assemble the Collateral at a place or places designated by notice in writing given by the Holder to the Corporation, and the Corporation agrees to so assemble the Collateral;

                  (iii) require the Corporation, by notice in writing given by the Holder to the Corporation, to disclose to the Holder the location or locations of the Collateral, and the Corporation agrees to make such disclosure when so required by the Holder;

                  (iv) without legal process, enter any premises where the Collateral may be situated and take possession of the Collateral by any method permitted by law;

                  (v) repair, process, complete, modify or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Corporation or otherwise and, in connection with any such action, utilize any of the Corporation's property without charge;

                  (vi) dispose of the Collateral by private or public sale, lease or otherwise upon such terms and conditions as the Holder may determine and whether or not the Holder has taken possession of the Collateral;

                  (vii) carry on all or any part of the business or businesses of the Corporation and, to the exclusion of all others (including the Corporation), enter upon, occupy and, subject to any requirements of law and subject to any leases or agreements then in place, use all or any of the premises, buildings, plant, undertaking and other property of, or used by, the Corporation for such time and in such manner as the Holder sees fit, free of charge, and, except to the extent required by law, the Holder shall not be liable to the Corporation for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages or other amount incurred in connection therewith or resulting therefrom other than from the Holder's gross negligence or wilful misconduct;

                  (viii) file such proofs of claim or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, dissolution or other proceedings (voluntary or otherwise) relating to the Corporation;

                  (ix) borrow money for the purpose of carrying on the business of the Corporation or for the maintenance, preservation or protection of the Collateral and mortgage, charge, pledge or grant a security interest in the Collateral, whether or not in priority to this Debenture, to secure repayment of any money so borrowed;

                  (x) where the Collateral has been disposed of by the Holder as provided in Section 3(a)(vi) of this Schedule "C", commence legal action against the Corporation for the Deficiency, if any;

                  (xi) appoint, by an instrument in writing delivered to the Corporation, a Receiver of the Collateral and remove any Receiver so appointed and appoint another or others in its stead or institute proceedings in any court of competent jurisdiction for the appointment of a Receiver, it being understood and agreed that:

                           (A) the Holder may appoint any Person as Receiver, including an officer or employee of the Holder, with such Person's prior written consent;

                           (B) such appointment may be made at any time after an Event of Default, either before or after the Holder shall have taken possession of the Collateral;

                           (C) the Holder may, from time to time, fix the reasonable remuneration of the Receiver and direct the payment thereof out of the Collateral or any Proceeds; and

                           (D) the Receiver shall be deemed to be the agent of the Corporation for all purposes, and, for greater certainty, the Holder shall not be, in any way, responsible for any actions, whether wilful, negligent or otherwise, of any Receiver, and the Corporation hereby agrees to indemnify and save harmless the Holder from and against any and all claims, demands, actions, costs, damages, expenses or payments which the Holder may hereafter suffer, incur or be required to pay as a result of, in whole or in part, any action taken by the Receiver or any failure of the Receiver to do any act or thing;

                  (xii) pay or discharge any mortgage, charge, encumbrance, lien, adverse claim or security interest claimed by any Person in the Collateral ranking prior to or pari passu with the Security Interest and the amount so paid shall be added to the Obligations and shall bear interest calculated from the date of payment at the Interest Rate until paid; and

                  (xiii) take any other action, suit, remedy or proceeding authorized or permitted by this Debenture or at law or equity.

         (b) Sale of Collateral. The parties acknowledge and agree that any sale referred to in Section 3(a)(vi) of this Schedule "C" may be either a sale of all or any portion of the Collateral and may be by way of public auction, public tender, private contract or otherwise without notice, advertisement or any other formality, except as required by law, all of which are hereby waived by the Corporation to the extent permitted by law. To the extent not prohibited by law, any such sale may be made with or without any special condition as to an upset price, reserve bid, title or evidence of title or other matter and, from time to time as the Holder in its sole discretion thinks fit, with power to vary or rescind any such sale or buy in at any public sale and resell. The Holder may sell the Collateral for a consideration payable by instalments either with or without taking security for the payment of such instalments and may make and deliver to any purchaser thereof good and sufficient deeds, assurances and conveyances of the Collateral and give receipts for the purchase money, and any such sale shall be a perpetual bar, both at law and in equity, against the Corporation and all those claiming an interest in the Collateral by, from, through or under the Corporation.

         (c) Reference to Secured Party Includes Receiver. For the purposes of Sections 3(a), 3(b) and 3(c)of this Schedule "C", a reference to the "Holder" shall, where the context permits, include any Receiver appointed in accordance with Section 3 of this Schedule "C".

         (d) Payment of Expenses. The amount of the Reasonable Expenses shall be paid by the Corporation to the Holder, as applicable, from time to time forthwith after demand therefor is given by the Holder, as applicable, to the Corporation, together with interest thereon from the date that is five Business Days from the date of such demand of such demand at the Interest Rate, and payment of such Reasonable Expenses together with such interest shall be secured by the Security Interest.

         (e) Payment of Deficiency. Where the Collateral has been disposed of by the Holder as provided herein, the Deficiency, if any, shall be paid by the Corporation to the Holder forthwith after demand therefor has been given by the Holder to the Corporation, together with interest thereon calculated from the date of such demand at the Interest Rate, and the payment of the Deficiency together with such interest shall be secured by the Security Interest.

         (f) Rights and Remedies Not Mutually Exclusive. To the fullest extent permitted by law, the Holder's rights and remedies, whether provided for in this Debenture or otherwise, are not mutually exclusive and are cumulative and not alternative and may be exercised independently or in any combination.

         (g) No Obligation to Enforce. The Holder shall not be under any obligation to, or liable or accountable for any failure to, enforce payment or performance of the Obligations or to seize, realize, take possession of or dispose of the Collateral and shall not be under any obligation to institute proceedings for any such purpose.

         (h) Exclusion of Liability of Holder and Receiver. The Holder shall not, nor shall any Receiver appointed by it, be liable for any failure to exercise its rights, powers or remedies arising hereunder or otherwise, including without limitation any failure to take possession of, collect, enforce, realize, sell, lease or otherwise dispose of, preserve or protect the Collateral, to carry on all or any part of the business of the Corporation relating to the Collateral or to take any steps or proceedings for any such purposes. Neither the Holder nor any Receiver appointed by it shall have any obligation to take any steps or proceedings to preserve rights against prior parties to or in respect of Collateral including without limitation any instrument, chattel paper or securities, whether or not in the Holder's or the Receiver's possession, and neither the Holder nor any Receiver appointed by it shall be liable for failure to do so. Subject to the foregoing, the Holder shall use reasonable care in the custody and preservation of the Collateral in its possession.

4.       POSSESSION OF COLLATERAL BY THE DEBENTUREHOLDER

Possession of Collateral. For so long as any Collateral is in the possession of the Holder:

         (a) the Holder may, at any time following the occurrence of an Event of Default, grant or otherwise create a security interest in such Collateral upon any terms, whether or not such terms impair the Corporation's right to redeem such Collateral;

         (b) the Holder may, at any time following the occurrence of an Event of Default use such Collateral in any manner and to such extent as it deems necessary; and

         (c) the Holder shall have no duty of care whatsoever with respect to such Collateral other than to use reasonable care in the custody and preservation thereof, provided that the Holder need not take any steps of any nature to defend or preserve the rights of the Corporation therein against the claims or demands of others or to preserve rights therein against prior parties.

                            APPENDIX 1 AND APPENDIX 2

                         LIST OF PATENTS AND TRADE MARKS



See attached list

Updated September 2004               Page 1

                                                                                                       INTELLECTUAL PROPERTY
                                                                                                       VIVENTIA BIOTECH INC.
                                                                                                       CONFIDENTIAL INFORMATION

VB (Ref)    Patent/Patent App                 Product       Title                                      Filed
--------    -----------------                 -------       -----                                      -----
            95 922 373.6                      A6            Human Monoclonal Antibodies Specific to    June 16, 1995
                                                            Cell Cycle Independent Glioma Surface
                                                            Antigen (A6)

            695 22 689.4-08                   A6            Human Monoclonal Antibodies Specific to    November 05, 2001
                                                            Cell Cycle Independent Glioma Surface
                                                            Antigen (A6)

            EP 0 766 736                      A6            Human Monoclonal Antibodies Specific to    November 05, 2001
                                                            Cell Cycle Independent Glioma Surface
                                                            Antigen (A6)

            EP 0 766 736                      A6            Human Monoclonal Antibodies Specific to    November 05, 2001
                                                            Cell Cycle Independent Glioma Surface
                                                            Antigen (A6)

            08/264.093                        A6            Human Monoclonal Antibodies Specific to    June 21, 1994
                                                            Cell Cycle Independent Glioma Surface
                                                            Antigen (A6)

            33696/97                          H11           Antigen Binding Fragments (H11) that       May 22, 1997
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            PI 9710811-1                      H11           Antigen Binding Fragments (H11) that       November 10, 1998
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers




VB (Ref)    Patent/Patent App                 Country      Patent No             Date of Issue       A Brief Status
--------    -----------------                 -------      ---------             -------------       --------------
            95 922 373.6                      Europe       EP 0 766 736          September 12, 2001



            695 22 689.4-08                   Germany      DE 695 22 689.4-08    April 12, 2002



            EP 0 766 736                      France       EP(FR) 0766736        April 2002



            EP 0 766 736                      U.K.         EP(UK) 0766736        April 2002



            08/264.093                        U.S.         5,639,863             June 17, 1997



            33696/97                          Australia    AU 725238             January 25, 2001



            PI 9710811-1                      Brazil


Updated September 2004               Page 2

                                                                                                       INTELLECTUAL PROPERTY
                                                                                                       VIVENTIA BIOTECH INC.
                                                                                                       CONFIDENTIAL INFORMATION

VB (Ref)    Patent/Patent App                 Product       Title                                      Filed
--------    -----------------                 -------       -----                                      -----
            255,540                           H11           Antigen Binding Fragments (H11) that       May 22, 1997
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            CN 97194815.1                     H11           Antigen Binding Fragments (H11) that       November 28, 1998
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            97929703.3                        H11           Antigen Binding Fragments (H11) that       May 22, 1997
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            P9902713                          H11           Antigen Binding Fragments (H11) that       May 22, 1987
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers


            127193                            H11           Antigen Binding Fragments (H11) that       November 28, 1998
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers





VB (Ref)    Patent/Patent App                 Country      Patent No             Date of Issue       A Brief Status
--------    -----------------                 -------      ---------             -------------       --------------
            255,540                           Canada





            CN 97194815.1                     China





            97929703.3                        Europe





            P9902713                          Hungary






            127193                            Israel


Updated September 2004               Page 3

                                                                                                       INTELLECTUAL PROPERTY
                                                                                                       VIVENTIA BIOTECH INC.
                                                                                                       CONFIDENTIAL INFORMATION

VB (Ref)    Patent/Patent App                 Product       Title                                      Filed
--------    -----------------                 -------       -----                                      -----
            9-542853                          H11           Antigen Binding Fragments (H11) that       May 22, 1997
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            989695                            H11           Antigen Binding Fragments (H11) that       May 22, 1997
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            332566                            H11           Antigen Binding Fragments (H11) that       May 22, 1997
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            985,150                           H11           Antigen Binding Fragments (H11) that       May 22, 1997
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            9805601-3                         H11           Antigen Binding Fragments (H11) that       May 22, 1997
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers




VB (Ref)    Patent/Patent App                 Country      Patent No             Date of Issue       A Brief Status
--------    -----------------                 -------      ---------             -------------       --------------
            9-542853                          Japan





            989695                            Mexico





            332566                            New Zealand  332566                 December 07, 2000





            985,150                           Norway





            9805601-3                         Singapore    60444                  April 18, 2000


Updated September 2004               Page 4

                                                                                                       INTELLECTUAL PROPERTY
                                                                                                       VIVENTIA BIOTECH INC.
                                                                                                       CONFIDENTIAL INFORMATION

VB (Ref)    Patent/Patent App                 Product       Title                                      Filed
--------    ------------------                -------       -----                                      -----
            09/194,164                        H11           Antigen Binding Fragments (H11) that       November 20, 1998
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            101,108                           H11           Antigen Binding Fragments (H11) that       May 22, 2000
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            505305 (Divisional of 332566)     H11           Antigen Binding Fragments (H11) that       June 21, 2000
                                                            Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            72432/00 (Divisional of AU        H11           Antigen Binding Fragments (H11) that       December 20, 2000
            Patent 725238)                                  Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers

            08/862,124 (Priority over         H11           Antigen Binding Fragments (H11) that       May 22, 1997
            08/657,449 CIP)                                 Specifically Detect Cancer Cells,
                                                            Nucleotides Encoding the Fragments, and
                                                            Use Thereof for the Prophylaxis and
                                                            Detection of Cancers







VB (Ref)    Patent/Patent App                 Country      Patent No             Date of Issue       A Brief Status
--------    -----------------                 -------      ---------             -------------       --------------
            09/194,164                        US





            101,108                           Hong Kong





            505305 (Divisional of 332566)     N. Zealand   NZ 505305             October 7, 2002





            72432/00 (Divisional of AU        Australia
            Patent 725238)




            08/862,124 (Priority              US           6,207,153             March 27, 2001
            over 08/657,449 CIP)



Updated September 2004               Page 5

                                                                                                       INTELLECTUAL PROPERTY
                                                                                                       VIVENTIA BIOTECH INC.
                                                                                                       CONFIDENTIAL INFORMATION

VB (Ref)    Patent/Patent App                 Product       Title                                      Filed
--------    -----------------                 -------       -----                                      -----
            10/651,453 (Further               H11           Antigen Binding Fragments (H11) that       August 29, 2003
            Continuation of US                              Specifically Detect Cancer Cells,
            App.09/782,397                                  Nucleotides Encoding the Fragments, and
            (US-2003-0021779-A1) which is                   Use Thereof for the Prophylaxis and
            a Continuation of                               Detection of Cancers
            App.08/862,124)

            PCT/CA00/01027                    Camel A6      Enhanced Phage Display Libraries of        September 07, 2000
                                                            Human VH Fragments and Methods for
                                                            Producing Same

            10/070,503 (National Phase        Camel A6      Enhanced Phage Display Libraries of        October 23, 2003
            Entry in the U.S.)                              Human VH Fragments and Methods for
                                                            Producing Same

            2384388 (National Phase Entry     Camel A6      Enhanced Phage Display Libraries of        March 03, 2002
            in Canada)                                      Human VH Fragments and Methods for
                                                            Producing Same

            PCT/CA01/01845 (based on U.S.     Llama A6      Phage Display Libraries of Human VH        December 21, 2001
            Provisional 60/258,031 filed                    Fragments
            November 22, 2000)

            10/451,585 (National Phase        Llama A6      Phage Display Libraries of Human VH        June 21, 2003
            Entry in the U.S.)                              Fragments





VB (Ref)    Patent/Patent App                 Country      Patent No             Date of Issue       A Brief Status
--------    -----------------                 -------      ---------             -------------       --------------
            10/651,453 (Further               U.S.
            Continuation of US
            App.09/782,397
            (US-2003-0021779-A1) which is
            a Continuation of
            App.08/862,124)

            PCT/CA00/01027                    Canada       WO 01/18058 A2        March 15, 2001



            10/070,503 (National Phase        U.S.
            Entry in the U.S.)


            2384388 (National Phase Entry     Canada
            in Canada)


            PCT/CA01/01845 (based on U.S.     Canada       WO 02-051870          July 04, 2002
            Provisional 60/258,031 filed
            November 22, 2000)

            10/451,585 (National Phase        U.S.
            Entry in the U.S.)



Updated September 2004               Page 6

                                                                                                       INTELLECTUAL PROPERTY
                                                                                                       VIVENTIA BIOTECH INC.
                                                                                                       CONFIDENTIAL INFORMATION

VB (Ref)    Patent/Patent App                 Product       Title                                      Filed
--------    -----------------                 -------       -----                                      -----
            2,447,832 (National Phase         Llama A6      Phage Display Libraries of Human VH        June 20, 2003
            Entry in Canada)                                Fragments

            EP 01 27 1932.4                   Llama A6      Phage Display Libraries of Human VH        July 22, 2003
                                                            Fragments

            PCT/CA2004/000637                 Proxinium     Methods for Treating Cancer Using an       April 30, 2004
                                              (V84-845)     Immunotoxin

            60/554,580 (Provisional)                        T-Cell Epitopes in                         March 19, 2004

            60/578,291 (Provisional)          VB1-008       Tumor Specific Antibody                    June 10, 2004



VB (Ref)    Patent/Patent App                 Country      Patent No             Date of Issue       A Brief Status
--------    -----------------                 -------      ---------             -------------       --------------
            2,447,832 (National Phase        Canada
            Entry in Canada)

            EP 01 27 1932.4                  Europe


            PCT/CA2004/000637                U.S.


            60/554,580 (Provisional)         U.S.

            60/578,291 (Provisional)         U.S.


Updated September 2004               Page 1                INTELLECTUAL PROPERTY
                                                           VIVENTIA BIOTECH INC.
                                                        CONFIDENTIAL INFORMATION

----------------------------------------------------------------------------------------------------------------------------
VBI FILE REF.    TRADEMARK      TRADEMARK         FILED                COUNTRY      REGISTRATION    DATE             A BRIEF
                 APPLICATION                                                        NO.             REGISTERED       STATUS
----------------------------------------------------------------------------------------------------------------------------
                 1,070,975      VIVENTIA(TM)      August 14, 2000      Canada       TMA573,326      January 9, 2003


-----------------------------------------------------------------------------------------------------------------------------
                 865627         VIVENTIA(TM)      February 9, 2001     Australia    885627          January 30, 2003



-----------------------------------------------------------------------------------------------------------------------------
                 2093110        VIVENTIA(TM)      February 14, 2001    Europe       2093110         February 19, 2003



-----------------------------------------------------------------------------------------------------------------------------
                 76/205555      VIVENTIA(TM)      February 5, 2001     U.S.         2,745,868       August 5, 2003



-----------------------------------------------------------------------------------------------------------------------------
                 1,117,077      HYBRIDOMICS(TM)   September 28, 2001   Canada       TMA601,345      February 4, 2004



-----------------------------------------------------------------------------------------------------------------------------
                 76/382,011     HYBRIDOMICS(TM)   March 14, 2002       U.S.



-----------------------------------------------------------------------------------------------------------------------------
                 1,117,078      IMMUNO MINING(TM) September 28, 2001   Canada       TMA591,709      October 7, 2003



-----------------------------------------------------------------------------------------------------------------------------

Updated September 2004               Page 2                INTELLECTUAL PROPERTY
                                                           VIVENTIA BIOTECH INC.
                                                        CONFIDENTIAL INFORMATION

----------------------------------------------------------------------------------------------------------------------------
VBI FILE REF.    TRADEMARK      TRADEMARK         FILED                COUNTRY      REGISTRATION    DATE             A BRIEF
                 APPLICATION                                                        NO.             REGISTERED       STATUS
----------------------------------------------------------------------------------------------------------------------------
               76/382,289       IMMUNO MINING(TM)     March 14, 2002       U.S.



-----------------------------------------------------------------------------------------------------------------------------
               1,107,351        VBI Design Logo       June 21, 2001        Canada       TMA591,802      October 8, 2003



-----------------------------------------------------------------------------------------------------------------------------
               898237           VBI Design Logo       December 17, 2001    Australia    898237          July 22, 2002



-----------------------------------------------------------------------------------------------------------------------------
               76/350,349       VBI Design Logo       December 19, 2001    U.S.



-----------------------------------------------------------------------------------------------------------------------------
               301 72 865.8/01  VBI Design Logo       December 21, 2001    Germany      30172865        August 20, 2002



-----------------------------------------------------------------------------------------------------------------------------
               1,128,376        ARMED ANTIBODIES(TM)  January 16, 2002     Canada       TMA607,930      April 19, 2004



-----------------------------------------------------------------------------------------------------------------------------

Updated September 2004               Page 3                INTELLECTUAL PROPERTY
                                                           VIVENTIA BIOTECH INC.
                                                        CONFIDENTIAL INFORMATION

----------------------------------------------------------------------------------------------------------------------------
VBI FILE REF.    TRADEMARK      TRADEMARK         FILED                COUNTRY      REGISTRATION    DATE             A BRIEF
                 APPLICATION                                                        NO.             REGISTERED       STATUS
----------------------------------------------------------------------------------------------------------------------------
               6/424,575        ARMED ANTIBODIES(TM)  June 26, 2002        U.S.



-----------------------------------------------------------------------------------------------------------------------------
               1,128,377        IMMUNOMINE(TM)        January 16, 2002     Canada       TMA 591,451     October 3, 2003



-----------------------------------------------------------------------------------------------------------------------------
               76/428,124       IMMUNOMINE(TM)        June 27, 2002        U.S.



-----------------------------------------------------------------------------------------------------------------------------
               1,140,763        UnLock(TM)            May 13, 2002         Canada       TMA607,270      April 7, 2004



-----------------------------------------------------------------------------------------------------------------------------
               76/467,853       UnLock(TM)            November 8, 2002     U.S.



-----------------------------------------------------------------------------------------------------------------------------
               30254575.1/05    UnLock(TM)            November 7, 2002     Germany      30254575        August 25, 2003



-----------------------------------------------------------------------------------------------------------------------------

Updated September 2004               Page 4                INTELLECTUAL PROPERTY
                                                           VIVENTIA BIOTECH INC.
                                                        CONFIDENTIAL INFORMATION

----------------------------------------------------------------------------------------------------------------------------
VBI FILE REF.    TRADEMARK      TRADEMARK         FILED                COUNTRY      REGISTRATION    DATE             A BRIEF
                 APPLICATION                                                        NO.             REGISTERED       STATUS
----------------------------------------------------------------------------------------------------------------------------
               1,211,855        Proxinium(TM)         April 1, 2004        Canada



-----------------------------------------------------------------------------------------------------------------------------
               78/394,609       Proxinium(TM)         April 1, 2004        U.S.



-----------------------------------------------------------------------------------------------------------------------------
               1,211,862        Vicinium(TM)          April 1, 2004        Canada



-----------------------------------------------------------------------------------------------------------------------------
               78/394,619       Vicinium(TM)          April 1, 2004        U.S.



-----------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE "D"

                               MATERIAL CONTRACTS





See attached list.

                              MATERIAL AGREEMENTS


1. Exclusive License Agreement between Biovation Limited and Viventia Biotech Inc., dated March 8, 2004

2. Exclusive License Agreement between the Trustees of Columbia University in the City of New York and Viventia Biotech Inc., dated December 19, 2003

3. Exclusive License Option Agreement between the Trustees of Columbia University in the City of New York and Viventia Biotech Inc., dated March 1, 2002

4. License Agreement between McGill University and Novopharm Limited, dated April 28, 1994

5. License Agreement between Tanox, Inc. and Viventia Biotech Inc., dated August 20, 2002

6. License Agreement between University of Zurich and Viventia Biotech Inc., dated January 9, 2003

7. Non-exclusive License Agreement between XOMA Ireland Limited and Viventia Biotech Inc., dated November 30, 2001

8. Property Lease between Almad Investments Limited and Viventia Biotech Inc., dated January 26, 2004

9. Net Office Lease between Fana Burnhamthorpe Corp. and Viventia Biotech Inc., dated November 20, 2000